UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 26, 2018

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 26, 2018, the stockholders elected the Board of Directors of Texas Instruments Incorporated (“TI”) and voted upon three Board proposals contained within our Proxy Statement dated March 13, 2018.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Ralph W. Babb, Jr.	796,439,343	4,889,384	1,195,261	84,871,070
Mark A. Blinn	796,440,567	4,787,207	1,296,214	84,871,070
Todd M. Bluedorn	701,916,718	99,247,272	1,359,998	84,871,070
Daniel A. Carp	776,557,130	24,687,118	1,279,740	84,871,070
Janet F. Clark	796,457,556	4,817,953	1,248,479	84,871,070
Carrie S. Cox	784,174,545	17,092,681	1,256,762	84,871,070
Brian T. Crutcher	799,117,130	2,256,176	1,150,682	84,871,070
Jean M. Hobby	796,412,610	4,863,968	1,247,410	84,871,070
Ronald Kirk	789,705,273	11,631,982	1,186,733	84,871,070
Pamela H. Patsley	783,313,891	17,948,617	1,261,480	84,871,070
Robert E. Sanchez	785,471,108	15,707,498	1,345,382	84,871,070
Richard K. Templeton	774,246,904	23,050,184	5,226,900	84,871,070

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	752,544,601	47,719,574	2,259,813	84,871,070

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding approval of the 2018 Director Compensation Plan	766,948,902	33,416,478	2,158,608	84,871,070

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2018	855,779,587	30,336,631	1,278,840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: May 1, 2018	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and General Counsel